TERRITORY OF THE BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP.291)

                          CERTIFICATE OF INCORPORATION              (SECTION 11)

No. 171330

The Registrar of Companies of the British Virgin Islands HEREBY CERTIFIES pursuant to the International Business Companies Act, (Cap.291) that

                       ASIA ELECTRONICS HOLDING CO. INC.

is incorporated in the British Virgin Islands as an International Business Company, and that the former name of the said company was

                         ASIA ELECTRIC COMPANY LIMITED

which name has been changed this 13th day of February, 1997 to

                       ASIA ELECTRONICS HOLDING CO. INC.

                                        Given under my hand and seal at
                                        Road Town in the Island of Tortola

                                        /s/

CRTI014P                                ASST. REGISTRAR OF COMPANIES